SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d)

OF THE

SECURITIES EXCHANGE ACT OF 1934

June 16, 2011

Date of report (Date of earliest event reported)

BINGO.COM, LTD.

(Exact Name of Registrant as Specified in Its Charter)

ANGUILLA, BRITISH WEST INDIES

(State or Other Jurisdiction of Incorporation)

 333-120120-01                                 98-0206369

         (Commission File Number)              (IRS Employer Identification No.)

HANSA BANK BUILDING, GROUND FLOOR, LANDSOME ROAD

   AI 2640, THE VALLEY, ANGUILLA, BRITISH WEST INDIES

(Address of Principal Executive Offices)

   (264) 461-2646

              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

ANNUAL GENERAL MEETING

At the Annual General Meeting of the Shareholders held on June 16, 2011, in Anguilla, the shareholders of the Company:

(a) Elected the following persons to serve as directors until the next annual meeting or until their successors are duly qualified:

T. M. Williams

J. M. Williams

C. M. Devereux

F. Curtis (Non Executive Director)

G. Whitton (Non Executive Director)

E. Lungerud (Non Executive Director)

Election of the Directors of the Company.

Nominee	For	Against	Abstain	Not Voted
T. M. Williams	50,650,996	9,100	18,640	3,996,365
J. M. Williams	50,652,796	7,300	18,640	3,996,365
C. M. Devereux	50,651,296	8,800	18,640	3,996,365
G. Whitton	50,651,296	8,800	18,640	3,996,365
F. Curtis	50,651,296	8,800	18,640	3,996,365
E. Lungerud	50,651,195	8,901	18,640	3,996,365

(b) Approved the selection of Davidson & Company LLP, Chartered Accountants as the Company's independent auditors for the fiscal year ending December 31, 2011.

            For                  Against           Abstain           Not Voted

           54,059,158      102,656          513,287                     -

The board of Bingo.com, Ltd. elected Mr. J. M. Williams as President and CEO of the Bingo.com organization.  Mr. Tarrnie Williams, who has been Chairman, President, and CEO of the Company since 2001, will continue to serve as Chairman of Bingo.com's board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BINGO.COM, LTD.

(Registrant)

Date : June 16, 2011                            By:    /s/ J. M. Williams

J.M. WILLIAMS,

President and Director